SCHEDULE A

List of Registrants and Funds

As of December 19, 2014

Columbia Funds Series Trust I

Active Portfolios Multi-Manager Alternative Strategies Fund

Active Portfolios Multi-Manager Core Plus Bond Fund

Active Portfolios Multi-Manager Growth Fund

Active Portfolios Multi-Manager Small Cap Equity Fund

Columbia Adaptive Alternatives Fund

Columbia Adaptive Risk Allocation Fund

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund

Columbia AMT-Free Intermediate Muni Bond Fund

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund

Columbia AMT-Free New York Intermediate Muni Bond Fund

Columbia AMT-Free Oregon Intermediate Muni Bond Fund

CMG Ultra Short Term Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Diversified Absolute Return Fund

Columbia Diversified Real Return Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Dividend Opportunity Fund

Columbia Global Energy and Natural Resources Fund

Columbia Global Technology Growth Fund

Columbia Global Inflation-Linked Bond Plus Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Intermediary Alternatives Fund

Columbia Intermediate Bond Fund

Columbia International Bond Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia New York Tax-Exempt Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Tax-Exempt Fund

Columbia U.S. Treasury Index Fund

Columbia Value and Restructuring Fund

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Core Bond Fund

Columbia Variable Portfolio – Managed Volatility Conservative Fund

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund

Columbia Variable Portfolio – Managed Volatility Growth Fund

Columbia Variable Portfolio – Multi-Strategy Alternatives Fund

Columbia Variable Portfolio – Select Large Cap Growth Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

Variable Portfolio – AQR Managed Futures Strategy Fund

Variable Portfolio – Goldman Sachs Commodity Strategy Fund

Variable Portfolio – Multi-Manager Diversified Income Fund

Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund

Variable Portfolio – Pyrford International Equity Fund

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of the date set forth above.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Managing Director and Head of U.S. Operations and Mutual Fund Services

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters
Title:	Managing Director and Head of Global Institutional Distribution

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name:	Lyn Kephart-Strong
Title:	President